Exhibit 10.4

EXECUTION COPY

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made on and as of December 4, 2005, by and among ABRAHAM WIJNPERLE (“Executive”), and PROVIDE COMMERCE, INC., a Delaware corporation and formerly Proflowers, Inc. (“Company”).

RECITALS

A. Executive and Company have previously entered into an Employment Agreement dated December 17, 1999, as amended by that certain Amendment to Employment Agreement dated as of August 5, 2002, that certain Second Amendment to Employment Agreement dated as of July 28, 2003, and that certain Third Amendment to Employment Agreement dated as of September 9, 2005 (the “Prior Agreement”).

B. Concurrently with the execution and delivery of this Agreement, Company is entering into the Agreement and Plan of Merger among Company, Liberty Media Corporation, a Delaware corporation (“Parent”), and Barefoot Acquisition, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (the “Liberty Merger Agreement”).

C. The parties desire to amend certain terms and conditions set forth in the Prior Agreement as of, and contingent upon, the occurrence of the Effective Time, as defined in the Liberty Merger Agreement.

D. This Amendment is an inducement to Parent to enter into the Liberty Merger Agreement, and it is a condition precedent to Parent’s obligations to effect the Merger thereunder that this Agreement shall have been entered into and be in full force and effect.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows, contingent and effective upon the occurrence of the Effective Time:

1. Section 1.4.3 of the Prior Agreement is amended and restated to read as follows:

“As of the Effective Time (as defined in the Agreement and Plan of Merger among the Company, Liberty Media Corporation, a Delaware corporation (“Parent”), and Barefoot Acquisition, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent, entered into as of December 4, 2005 (the “Liberty Merger Agreement”)), Executive will be eligible to receive grants of Appreciation Units under the Provide Commerce, Inc. Value Plan, as the same may hereafter be amended from time to time (the “Value Plan”).”

2. Section 1.5.2 of the Prior Agreement is hereby amended to add the following text to the end of such section:

“Notwithstanding the foregoing, Executive acknowledges and agrees that the consummation of the transactions contemplated by the Liberty Merger Agreement and the resulting changes in corporate leadership, corporate structure and compensation arrangements to be implemented in connection therewith (including, without limitation, Executive’s resulting status as an officer of a subsidiary of a publicly traded company) shall not constitute an event giving rise to a “Termination for Good Reason” for purposes of this Agreement.”

3. The second sentence of Section 1.5.3 of the Prior Agreement is hereby amended to read as follows:

“As used herein, the term “Cause” shall mean any and all of the following: (i) an act of fraud or embezzlement against the Company by Executive; (ii) a conviction of, or plea of “guilty” or “no contest” to, a felony by Executive; or (iii) Executive’s willful misconduct in the performance of his duties under this Agreement, including, without limitation, any intentional act or failure to act by the Executive that constitutes a material breach of Executive’s duty of loyalty to the Company, which misconduct Executive fails to remedy within forty-five (45) days of notice thereof pursuant to Section 8.1.”

4. Section 1.6.2(c) of the Prior Agreement is hereby amended to read as follows:

“For purposes of this Agreement, the term “Stock Awards” shall mean all stock options, restricted stock and such other awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof, including, without limitation, any Appreciation Units granted under the Value Plan.”

5. This Amendment will be effective as of the Effective Time. If the Effective Time does not occur or the Merger Agreement is terminated pursuant to Article VIII of the Merger Agreement, this Amendment shall be null and void and of no effect.

6. Except as set forth in this Amendment, the Prior Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereby execute and deliver this FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT, on and as of the date first set forth above.

PROVIDE COMMERCE, INC.

By:	/s/ William Strauss
	Name:	William Strauss
	Title:	Chief Executive Officer

ABRAHAM WIJNPERLE

/s/ Abraham Wijnperle
Address:	3066 NW 30th Way
Boca Raton, FL 33431
Fax:	(561) 997-5803

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